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                                    Exhibit 4.2









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                           LOUIS DREYFUS NATURAL GAS CORP.

                             6.875% Senior Notes Due 2007

                                 PURCHASE AGREEMENT


                                                             New York, New York
                                                               December 4, 1997

Salomon Smith Barney
Salomon Brothers Inc
Chase Securities Inc.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities, Inc.
Nesbitt Burns Securities Inc.
In care of Salomon Brothers Inc
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

     Louis Dreyfus Natural Gas Corp., an Oklahoma corporation (the "Company"), proposes to issue and sell to you (the "Purchasers"), $200,000,000 aggregate principal amount of its 6.875% Senior Notes Due December 1, 2007 (the "Securities"). The Securities are to be issued under an indenture (the "Indenture") to be dated as of December 11, 1997, between the Company and LaSalle National Bank, as trustee (the "Trustee").

     The sale of the Securities to you will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that you will make an offering of the Securities purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable after the execution and delivery of this Agreement.

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     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated October 16, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated December 4, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Purchasers. Any references herein to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all exhibits thereto and all documents incorporated by reference therein which were filed under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Execution Time (as defined below); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time which is incorporated by reference therein.

     Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Agreement dated as of the Closing Date (the "Registration Agreement") to be entered into between the Company and the Purchasers. Pursuant to the Registration Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") an exchange offer registration statement or a shelf registration statement (each, a "Registration Statement") pursuant to the Securities Act, to register sales, or resales, of the Securities following the sale of the Securities contemplated hereby. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Purchaser as set forth below in this Section 1:

          (a) The Preliminary Memorandum and the Final Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Final Memorandum based upon written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. The Company's Annual Report on Form 10-K most recently filed with the Commission, as amended, and all subsequent reports (as originally filed, and as amended), on the respective dates filed by the Company (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the

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     statements therein, in the light of the circumstances under which they were made, not misleading. Such Exchange Act Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (b) The offer and sale of the Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, and Rule 144A ("Rule 144A") and Regulation S ("Regulation S") thereunder.

          (c) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on behalf of the Company or any affiliate has directly, or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

          (d) Neither the Company nor any affiliate nor any person acting on behalf of the Company or any affiliate has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its affiliates and any person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S.

          (e) The Securities satisfy the eligibility requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (f) The Company has full corporate power and authority to enter into this Agreement, the Registration Agreement, the Indenture and the Securities and to perform the transactions contemplated hereby and thereby (the "Transactions"). (i) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company and (ii) the execution and delivery of the Registration Agreement, the Indenture and the Securities have been duly authorized by the Company and, when duly executed and delivered by the parties thereto, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorgani-zation, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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          (g)  Upon execution and delivery of the Indenture, and when the
     Securities are issued, authenticated and delivered in accordance with the Inden-ture and paid for in accordance with the terms of this Agreement, the Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, morato-rium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (h) The execution, delivery and performance of this Agreement, the Registration Agreement, the Indenture and the Securities by the Company and the consummation of the Transactions will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the articles of incorporation, by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) any material statute, rule or regulation applicable to the Company or any subsidiary or any order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary or any of their respective properties, (iii) any agreement or instrument relating to borrowed money to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their respective properties is subject, or (iv) any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their respective properties is subject. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body which has not already been obtained is required for the execution and delivery of this Agreement, the Registration Agreement, the Indenture, the Securities or the consummation of the Transactions, except for compliance with the Securities Act, state securities or blue sky laws and the clearance of such offering with the National Association of Securities Dealers, Inc. The term "subsidiary" means each person of which a majority of the voting equity securities or other interests is owned, directly or indirectly, by the Company.

          (i) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (j) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), nor is it a closed end investment company required to be registered, but not registered thereunder; and the Company is not and, after giving effect to the offering and sale of the Securities and

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     the application of the proceeds thereof as described in the Final
     Memorandum, will not be an "investment company" as defined in the Investment Company Act.

          (k) The Company is subject to the reporting requirements of Section 13 or 15(d) under the Exchange Act.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.642% of the principal amount thereof, plus accrued interest, if any, from December 11, 1997 to the Closing Date (as hereinafter defined), the respective principal amounts of the Securities set forth opposite such Purchaser's name in Schedule I hereto.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on December 11, 1997, or such later date as the Purchasers may agree or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Purchasers against payment by the Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds to a U.S. dollar account designated by the Company or such other manner of payment as may be designated by the Company and agreed to by the Purchasers not less than two business days prior to the Closing Date. Delivery of the Securities shall be made through the facilities of the Depository Trust Company and payment for the Securities shall be made at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Purchasers may request not less than three full business days in advance of the Closing Date.

     The Company agrees to have the Securities available for inspection, checking and packaging by the Purchasers in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

     4. Offering of Securities. Each Purchaser (i) acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) severally and not jointly, represents and warrants to and agrees, with the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take

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     reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering as provided in the Registration Agreement.

     5.  AGREEMENTS.  The Company agrees with the several Purchasers that:

          (a) The Company will furnish to the Purchasers, without charge, as many copies of the Final Memorandum and any supplements and amendments thereof or thereto as the Purchasers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (b) The Company will not amend or supplement the Final Memorandum at any time prior to the completion of the sale of the Securities by the Purchasers if the Purchasers reasonably object to such amendment or supplement within two business days after receiving a copy thereof.

          (c) If at any time prior to the completion of the sale of the Securities by the Purchasers, any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the state-ments therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Purchasers of the same and will prepare and provide to the Purchasers the proposed amendment or supplement which will correct such statement or omission or effect such compliance and will not publish such amendment or supplement if the Purchasers reasonably object to such amendment or supplement within two business days after receiving a copy thereof.

          (d) Except as provided in Exhibit A, the Company will arrange for the qualification of the Securities for sale by the Purchasers under the laws of such jurisdictions as the Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, however, the Company shall not be required to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process or taxation in any jurisdiction where it is not now so subject. The Company will promptly advise the Purchasers of the

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     receipt by it of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) Neither the Company nor any of its Affiliates, nor any person acting on behalf of the Company or any of its affiliates, will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering as provided in the Registration Agreement.

          (f) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, for so long as and at any time that it is not subject to
     Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (g) Neither the Company nor any of its affiliates, nor any person acting on behalf of the Company or any of its affiliates, will engage in any directed selling efforts with respect to the Securities except pursuant to a registered public offering as provided in the Registration Agreement, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (h) Neither the Company nor any of its affiliates, nor any person acting on behalf of the Company or any of its affiliates, will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act (except as provided in the Registration Agreement).

          (i) The Company shall include information substantially in the form set forth in Exhibit B in each Final Memorandum.

          (j) The Company shall use its best efforts in cooperation with the Purchasers to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

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          (k)  The Company will not, until 180 days following the Closing
     Date, without the prior written consent of the Purchasers, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company (other than (i) the Securities or (ii) pursuant to a registered public offering as provided in the Registration Agreement). The Company will not at any time offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities as contemplated by this Agreement and the Final Memorandum.

          (l) In connection with the offering, until the Purchasers shall have notified the Company of the completion of the resale of the Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates has a beneficial interest any Securities or attempt to induce any person to purchase any Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

     6. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Securities, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to
Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Company shall have furnished to the Purchasers the opinion of Crowe & Dunlevy, counsel for the Company, dated the Closing Date, to the effect that:

               (i) each of the Company and its subsidiary, Louis Dreyfus Gas Marketing Corp. (the "Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

              (ii) all the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except

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          as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

             (iii) the Company's authorized equity capitalization is as set forth in the Final Memorandum; and the Securities conform to the description thereof contained in the Final Memorandum;

              (iv) the Indenture has been duly authorized, executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

               (v) the statements in the Final Memorandum under the heading "Certain Federal Income Tax Consequences" fairly summarize the matters therein described;

              (vi) such counsel has no reason to believe that as of the Execution Time the Final Memorandum (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the state-ments therein not misleading or that the Final Memorandum includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (vii) this Agreement has been duly authorized, executed and delivered by the Company;

            (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except (A) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the

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          Purchasers, (B) with respect to the Exchange Offer (as defined in the Final Memorandum) and the Shelf Registration Statement (as defined in the Final Memorandum), filings or registration under the Securities Act or the Exchange Act and (C) such other approvals (specified in such opinion) as have been obtained;

              (ix) the Indenture conforms as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

               (x) neither the issue and sale of the Securities, the execution and delivery of the Indenture, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

              (xi) it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Oklahoma or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in this paragraph (a) include any amendments or supplements thereof or thereto at the Closing Date.

          (b) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (other than the financial statements and related schedules therein, as to which such counsel need express no view) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

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          (c)  The Company shall have furnished to the Purchasers a
     certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum together with any supplements thereto and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

              (ii) since the date of the most recent financial statements incorporated by reference in the Final Memorandum, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

          (d) At the Closing Date, Ernst & Young LLP shall have furnished to the Purchasers a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information for the nine-month period ending September 30, 1997, in accordance with Statement of Auditing Standards No. 71 and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules reported on by them and the pro forma financial statements included or incorporated in the Final Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-3 under the Securities Act;

              (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants under Statement of Auditing Standards No. 71 of the unaudited interim financial information for the nine-month period ended September 30, 1997, and as at

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          September 30, 1997; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1996, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included in the
               Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; and

                    (2) with respect to the period subsequent to September 30,
               1997, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries as compared with the amounts shown on the September 30, 1997, consolidated balance sheet included or incorporated by reference in the Final Memorandum, or for the period from October 1, 1997, to such specified date there were any decreases, as compared with the corresponding period in the preceding year in operating income, net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchasers;

             (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum and the documents incorporated by reference therein,

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          including the information set forth under the captions "Summary",
          "Use of Proceeds" and "Capitalization", and certain other specified information incorporated by reference in the Final Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

              (iv) on the basis of a reading of the unaudited pro forma financial statements incorporated by reference in the Final Memorandum (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

     References to the Final Memorandum in this paragraph (d) include any supplement thereto at the date of the letter.

          (e) At the Execution Time, Arthur Andersen LLP shall have furnished to the Purchasers a letter, dated as of November 20, 1997, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants with respect to the Company within the meaning of Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules incorporated in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-3 under the Securities Act;

              (ii) on the basis of a reading of the latest unaudited financial statements made available by American Exploration Company ("American") and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants under Statement of Auditing Standards No. 71 of the unaudited interim financial information for the six-month period ended June 30, 1997, and as at June 30, 1997; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of American and its subsidiaries; and inquiries of certain officials of American who have responsibility for financial and accounting matters of American and its subsidiaries as to transactions and events subsequent to December 31, 1996, nothing came to their attention which caused them to believe that any unaudited financial statements incorporated in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; and

             (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) incorporated by reference in the Final Memorandum agrees with the accounting records of American and its subsidiaries, excluding any questions of legal interpretation;

     References to the Final Memorandum in this paragraph (e) include any supplement thereto at the date of the letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this
     Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchasers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any supplement thereto).

          (g) As of the Closing Date, the Securities shall be rated not lower than BBB- by Standard & Poor's Ratings Services and Ba1 by Moody's Investors Service. Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (h) Prior to the Closing Date, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

          (i) The Registration Agreement shall have been duly executed and delivered by the Company.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Purchasers, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

     7. REIMBURSEMENT OF PURCHASERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Purchasers, the Company will reimburse the Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8.  INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Purchaser, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or the incorporated Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, subject to
     Section 8(c), will reimburse each Purchaser, promptly after the receipt of demand therefor accompanied by an invoice in reasonable detail, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser through Salomon Smith Barney specifically for inclusion therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and PROVIDED, FURTHER, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Memorandum, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Purchaser. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Purchaser, but only with reference to written information relating to such Purchaser furnished to the Company by or on behalf of such Purchaser through Salomon Smith Barney specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Final Memorandum furnished on behalf of each Purchaser: The last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legend concerning stabilizing on page three of the Final Memorandum, the second sentence of the fourth paragraph and the seventh paragraph, each under the caption "Plan of Distribution." This indemnity agreement will be in addition to any liability which any Purchaser may otherwise have.

          (c)  Promptly after receipt by an indemnified party under this
     Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
     (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense (including the cost of any investigation) to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one firm of such separate counsel plus one firm of counsel in each local jurisdiction where the employment of separate local counsel is necessary or material to the defense of an action by the indemnified party if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d)  In the event that the indemnity provided in paragraph (a) or
     (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, and one or more of the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Purchasers, respectively, from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchasers, respectively, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. For the purpose of this paragraph 8(d), benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' respective obligations to contribute pursuant to this paragraph 8(d) shall be several in proportion to their respective purchase obligations and not joint. For purposes of this Section 8, each person who controls a Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. DEFAULT BY A PURCHASER. If any one or more Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Purchaser or Purchasers hereunder on the Closing Date and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Purchasers) the Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the total principal amount of Securities that the Purchasers are obligated to purchase on such Closing Date, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Purchasers do not purchase all the Securities to be purchased on such Closing Date, this Agreement will terminate without liability to any nondefaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this Section 9, such Closing
Date shall be postponed for such period, not exceeding seven days, as the Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company and any nondefaulting Purchaser for damages occasioned by its default hereunder. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section.

     10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

     11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

     12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Smith Barney, at 388 Greenwich Street, New York, New York, 10013, Attention: Legal Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134,
Attention: President.

     13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. REPRESENTATION OF PURCHASERS. Salomon Brothers Inc will act for the several Purchasers in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Purchasers jointly or by Salomon Brothers Inc will be binding upon all the Purchasers.

     15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principle of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     16. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

     "Salomon Smith Barney" shall mean Smith Barney Inc. or Salomon Brothers Inc to the extent that any such party is a signatory to this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Purchasers.

                                       Very truly yours,


                                       LOUIS DREYFUS NATURAL GAS CORP.


                                       By: /s/ Jeffrey A. Bonney
                                          ----------------------------------
                                       Name:  Jeffrey A. Bonney
                                       Title: Executive Vice President and
                                              Chief Financial Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES, INC.
NESBITT BURNS SECURITIES INC.


By:  SALOMON BROTHERS INC

By: /s/ James C.V. Rogers
   --------------------------------
Name:  James C.V. Rogers
Title: Director

                                  Schedule I

                                  Purchasers

                                                    Principal
Purchasers                                            Amount
----------                                         ------------
Salomon Brothers Inc                               $ 60,000,000
Chase Securities Inc.                                50,000,000
Morgan Stanley & Co. Incorporated                    50,000,000
NationsBanc Montgomery Securities, Inc.              20,000,000
Nesbitt Burns Securities Inc.                        20,000,000
                                                   ------------
     TOTAL                                         $200,000,000

                                                                     EXHIBIT A

                      SELLING RESTRICTIONS FOR OFFERS AND
                        SALES OUTSIDE THE UNITED STATES

     (1)

          (a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents and agrees that, except as otherwise permitted by
     Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities,
     (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to the confirmation of a sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                   "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and December 11, 1997, except in either case in accordance with Regulation S, Rule 144A or other exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (b) Each Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

          (c) Terms used in this Section have the meanings given to them by Regulation S.

     (2) Each Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great Britain), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.

     (3) No action has been or will be taken by the Company or any other person that would permit the offer or sale of the Securities or the distribution of the Final Memorandum or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required. The Company shall have no responsibility with respect to the right of any person to offer or sell Securities or to distribute the Final Memorandum or any other offering material relating to the Securities in any jurisdiction. Accordingly, no Purchaser shall offer or sell any Securities, or distribute the Final Memorandum or any other offering material relating to the Securities, in any jurisdiction except in compliance with applicable law. Each Purchaser shall obtain any consent, approval or authorization required for it to offer or sell Securities, or to distribute the Final Memorandum or any other offering material relating to the Securities under the laws or regulations of any jurisdiction where it proposes to make offers or sales of Securities, or to distribute the Final Memorandum or any other offering material relating to the Securities.

                                                                     EXHIBIT B
                               NOTICE TO INVESTORS

OFFERS AND SALES BY THE INITIAL PURCHASERS

     The Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Notes are being offered and sold only (i) in the United States to QIBs under Rule 144A under the Securities Act and (ii) outside the United States to non-U.S. persons ("foreign purchasers") in reliance upon Regulation S under the Securities Act.
 Each foreign purchaser that is a purchaser of Notes from the Initial Purchasers (an "Initial Foreign Purchaser") will be required to sign a certificate in the form provided by the Initial Purchasers.

INVESTOR REPRESENTATIONS AND RESTRICTIONS ON RESALE

     Each purchaser of the Notes will be deemed to have represented and agreed as follows:

     (1) it is acquiring the Notes for its own account or for an account with respect to which it exercises sole investment discretion, and that it or such account is a QIB or a foreign purchaser outside the United States;

     (2) it acknowledges that the Notes have not been registered under the Securities Act and may not be sold except as permitted below;

     (3) it understands and agrees (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and (y) that (A) if within two years after the date of original issuance of the Notes or if within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, it decides to resell, pledge or otherwise transfer such Notes on which the legend set forth below appears, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if such Note is not in book-entry form), (iii) in an offshore transaction in accordance with Regulation S (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if such Note is not in book-entry form), (iv) to an Institutional Accredited Investor, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if such Note is not in book-entry form), that is acquiring the Notes for investment purposes and not for distribution, and a certificate which may be obtained from the Company or the Trustee is delivered by the transferee to the Company and the Trustee, (v) pursuant to an exemption from registration under the Securities Act provided by

Rule 144 (if applicable) under the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Notes from it of the resale restrictions referred to in (A) above, if then applicable, and (C) with respect to any transfer of Notes by an Institutional Accredited Investor, such holder will deliver to the Company and the Trustee such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions;

     (4) it understands that the notification requirement referred to in (3) above will be satisfied, in the case only of transfers by physical delivery of certificated Notes other than a Global Note, by virtue of the fact that the following legend will be placed on the Notes unless otherwise agreed by the
Company:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFERROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3), or (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE

     TO THE COMPANY AND THE TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES
     FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-US PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) of RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

     (5) it (i) is able to fend for itself in the transactions contemplated by this Offering Memorandum; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Notes; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

     (6) it has received a copy of the Offering Memorandum relating to the offering of the Notes and acknowledged that it has had access to such financial and other information, and has been afforded the opportunity to ask questions of the Company and receive answers thereto, as it deems necessary in connection with its decision to purchase Notes; and

     (7) it understands that the Company, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it by its purchase of the Notes are no longer accurate, it shall promptly notify the Company and the Initial Purchasers. If it is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account.

                                     B-3